Exhibit 99.3

OFFER TO EXCHANGE

Up to $750,000,000 aggregate principal amount of 7.25% Senior Notes due 2017 for a like aggregate principal amount of 7.25% Senior Notes due 2017, which have been registered under the Securities Act of 1933, as amended of

VWR FUNDING, INC.

To Our Clients:

Enclosed for your consideration are a prospectus, dated                 , 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), and a letter of transmittal (the “Letter of Transmittal”), which together constitute the offer to exchange (the “Exchange Offer”) up to $750,000,000 aggregate principal amount of outstanding 7.25% Senior Notes due 2017 of VWR Funding, Inc. (the “Issuer”) (together with the guarantees thereof, the “Old Notes”), for a like aggregate principal amount of 7.25% Senior Notes due 2017, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), of VWR Funding, Inc. (together with the guarantees thereof, the “Exchange Notes”).

The terms of the Exchange Notes are identical in all material respects (including, but not limited to, principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes (i) will be freely tradable in the United States by persons not affiliated with the Issuer or any guarantor of the Old Notes, (ii) will not bear legends restricting their transfer and (iii) will not contain the registration rights and additional interest provisions of the Old Notes. The Issuer will accept for exchange all Old Notes validly tendered and not validly withdrawn according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                 , 2013, OR SUCH LATER DAY AND TIME TO WHICH THE ISSUER MAY EXTEND THE OFFER (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The enclosed materials are being provided to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions. Any beneficial owner who wishes to tender on its own behalf must make appropriate arrangements to register ownership of its Old Notes in its name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time; therefore, the Issuer urge beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Old Notes on their own behalf in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Old Notes.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes on your behalf.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying prospectus, dated                 , 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), and letter of transmittal (the “Letter of Transmittal”), relating to the offer to exchange (the “Exchange Offer”) up to $750,000,000 aggregate principal amount of outstanding 7.25% Senior Notes due 2017 of VWR Funding, Inc. (the “Issuer”) (together with the guarantees thereof, the “Old Notes”), for a like aggregate principal amount of 7.25% Senior Notes due 2017, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), of VWR Funding, Inc. (together with the guarantees thereof, the “Exchange Notes”). Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old Notes, including, but not limited to, the representations that the undersigned (i) is acquiring the Exchange Notes in the ordinary course of business, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a “distribution” (within the meaning of the Securities Act) of the Exchange Notes and (iii) it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuers or any guarantor of the Old Notes. If a holder of the Old Notes is an affiliate of the Issuers or any guarantor of the Old Notes, or is engaging in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or is not acquiring the Exchange Notes in the ordinary course of business, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and in the absence of an exception from the position stated immediately above, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

This will instruct you, the registered holder, to tender the principal amount of the Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

OLD NOTES
Aggregate Principal Amount Held for Account Holder(s)	Aggregate Principal Amount to be Tendered*
$	$

*	Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

My account with you:

Date:

3